EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the Class A Ordinary Shares, par value US$0.00001 per share, of Webull Corporation is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 12, 2025

HEDOSOPHIA PARTNERS IV GP LIMITED

By:	/s/ Simon Williams
Name:	Simon Williams
Title:	Director

HEDOSOPHIA PARTNERS IV GP LIMITED, AS GENERAL PARTNER OF HS INVESTMENTS IV C L.P.

By:	/s/ Simon Williams
Name:	Simon Williams
Title:	Director

HS INVESTMENTS IV LTD

By:	/s/ Simon Williams
Name:	Simon Williams
Title:	Director